Exhibit 8.1

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000

FACSIMILE: +1-212-455-2502

Direct Dial Number	E-mail Address

August 2, 2018

Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

Cincinnati, Ohio 45202

Re:    Fifth Third / MB Financial Merger

Ladies and Gentlemen:

We have acted as counsel to Fifth Third Bancorp., an Ohio corporation (“Fifth Third”), in connection with the Merger or Alternative Merger, as defined and described in the Agreement and Plan of Merger, dated as of May 20, 2018 (the “Agreement”), between Fifth Third, Fifth Third Financial Corporation, an Ohio corporation and direct wholly-owned subsidiary of Fifth Third, and MB Financial, Inc., a Maryland corporation (“MB Financial”). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. 333-225761) (as amended, the “Registration Statement”) filed by Fifth Third, including the proxy statement/information statement and prospectus forming a part thereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the Merger or Alternative Merger pursuant to the Agreement.

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We have examined (i) the Agreement, (ii) the Registration Statement and (iii) the representation letters of Fifth Third and MB Financial delivered to us in connection with this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed that (i) the Merger or Alternative Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger or Alternative Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Fifth Third and MB Financial in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Agreement or the Representation Letters “to the knowledge of”, or based on the belief of Fifth Third and MB Financial or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that each of Fifth Third and MB Financial has complied with and, if applicable, will continue to comply with, their respective covenants contained in the Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements made in the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the Merger,” insofar as they purport to constitute summaries of certain provisions of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters described therein in all material respects.

We do not express any opinion herein concerning any law other than the federal income tax law of the United States. No opinion should be inferred as to the tax consequences of the Merger or Alternative Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our firm name under the captions “Material United States Federal Income Tax Consequences of the Merger” and “Legal Opinion”.

Very truly yours, /s/ Simpson Thacher & Bartlett LLP SIMPSON THACHER & BARTLETT LLP